EXHIBIT 99.1


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com

                              FOR IMMEDIATE RELEASE



FOR FURTHER INFORMATION:

AT GREATER COMMUNITY BANCORP                         FOR MEDIA:
----------------------------                         ----------
Anthony M. Bruno, Jr.                                Linda Margolin
President & CEO                                      Margolin & Associates, Inc.
973-942-1111      x 1001                             216-765-0953
anthony.bruno@greatercommunity.com                   lmm@margolinIR.com
----------------------------------                   ------------------

   Greater Community Bancorp Reports First Quarter 2004 EPS of $0.25, up 19.1%

TOTOWA, N.J -- April 21, 2004--Greater Community Bancorp (NASDAQ: GFLS) today reported net income for the first quarter of 2004 of $1.8 million, an increase of 11.0% over the $1.6 million reported for the first quarter of 2003. Diluted earnings per share were $0.25, an increase of 19.1% over the $0.21 reported for the prior-year first quarter.


Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "Our improved earnings this quarter reflect the measures we implemented in 2003 to grow our loan portfolio, reposition our leasing business and expand our deposit base. Although our environment remains highly competitive, loan growth was 20.2% ahead of last year's first quarter, led by commercial real-estate, construction loans and our growing portfolio of lease receivables. Our net interest margin continues to expand. We are more effectively leveraging our lending relationships and we are pleased to achieve strong growth in income from commissions, fees and service charges on deposits. Importantly, we are growing the balance sheet and building long-term revenue momentum while maintaining control over our expense levels."


Total revenue, consisting of net interest income and non-interest income, was $8.5 million for the first quarter of 2004, an increase of 4.7% over the prior-year first quarter. Net interest income increased 6.4% to $7.0 million, reflecting growth in average earning assets of 6.5% for the same period. The net interest margin was up 11 basis points from the prior quarter. Mr. Bruno added that margin improvement was derived from a decline in premium amortization and a shift in earning asset mix, as well as a one-time $200,000 prepayment penalty.





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Non-interest income for the first quarter of 2004 was $1.6 million, a 2.5%
decline from the first quarter of 2003. Excluding securities gains and gains from the sale of assets, non-interest income was $1.27 million compared to $1.31 million in the prior-year quarter. Strong growth in commissions and fees from brokerage services and service charges on deposits was offset by declines in mortgage banking income, bank-owned life insurance income and other income.


Non-interest expense totaled $5.6 million for the first quarter of 2004, an increase of 1.5% over the first quarter of 2003. Salaries and benefits rose 6.5%, reflecting annual compensation adjustments and rising health care costs, partially offset by a 13 person decline in the number of full-time equivalent staff. Excluding personnel costs, the remaining categories declined 4.4% as the Company effectively controlled its expense structure. The efficiency ratio improved to 67.6% from 69.9% in last year's first quarter.


At March 31, 2004, assets were $792.0 million, an increase of 7.6% over March 31, 2003. Loan and lease balances grew $88.7 million year-over-year, or 20.2%, and consisted primarily of commercial real estate loans, up $57.5 million or 28.3%; construction loans, up $9.4 million, or 32.4%; and lease receivables, up $8.4 million or 30.1%. Loan growth was funded through a combination of deposit growth and the sale of investment securities. Deposits increased 9.3%, and included 8.0% growth in non-interest bearing deposits. Core deposits now constitute 67.9% of total deposits.


Mr. Bruno noted, "Asset quality remains sound, with a net recovery recorded for the quarter. Although non-performing assets are trending upward moderately over the last two quarters, they are keeping pace with overall growth in our loan and lease portfolio. We are comfortably reserved against our current non-performing levels." The Company experienced a net recovery of $72,000 this quarter compared to net charge-offs of $43,000 in the prior quarter. Non-performing assets were 0.38% of total assets at March 31, 2004, down from 0.45% twelve months ago and 0.34% for the prior quarter. Loan and lease loss reserves were 1.63% of period-end loans, representing 2.82 times the level of non-performing assets plus 90-day delinquencies.


Shareholders' equity totaled $53.8 million at March 31, 2004, up 4.5% from twelve months ago. Shares outstanding at quarter-end were 7,153,000. Cash dividends per share paid during the quarter were $0.11.


About the Company


Greater Community Bancorp is a $792 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two





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non-bank subsidiaries: Greater Community Financial and Highland Capital Corp.,
an equipment leasing and financing subsidiary.


Forward-Looking Statements


This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.


Greater Community Bancorp
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
                                                              1st Qtr       4th Qtr      3rd Qtr      2nd Qtr      1st Qtr
(dollars in thousands except per share data)                   2004          2003          2003        2003          2003
--------------------------------------------------------------------------------------------------------------------------
EARNINGS
   Net interest income                                      $   6,971     $   6,573    $   6,205    $   6,335    $   6,549
   Provision for loan and lease losses                            361           362        1,249          138          316
   Non-interest income                                          1,560         1,722        2,996        1,639        1,600
   Non-interest expense                                         5,570         5,193        5,694        5,658        5,490
   Net income                                                   1,819         1,900        1,659        1,537        1,639
PER SHARE DATA(1)

   Basic earnings per share                                 $    0.26          0.27         0.23         0.21         0.22
   Diluted earnings per share                                    0.25          0.26         0.22         0.20         0.21
   Book value per share                                          7.52          7.22         6.89         7.37         7.14
   Cash dividends per share                                      0.11          0.11         0.11         0.11         0.10
PERFORMANCE RATIOS
   Return on average assets                                      0.95%         1.01%        0.88%        0.84%        0.91%
   Return on average equity                                     13.90%        15.32%       13.06%       11.79%       12.64%
   Net interest margin2                                          3.91%         3.80%        3.59%        3.70%        3.91%
   Efficiency ratio                                             67.58%        65.29%       72.35%       72.89%       69.85%
MARKET DATA

   Market value per share -- Period end(1)                  $   16.12     $   16.79    $   16.10    $   15.31    $   17.28
   Market as a % of book                                         2.14          2.33         2.34         2.08         2.36
   Cash dividend yield(1)                                        2.73%         2.62%        2.73%        2.87%        2.32%
   Common stock dividend payout ratio                           44.00%        43.00%       49.83%       55.00%       45.45%
   Period-end common shares outstanding (000)(1)                7,153         7,004        6,976        7,206        7,205
   Common stock market capitalization ($Millions)              115.27        117.60       112.31       110.32       121.43
CAPITAL & LIQUIDITY
   Equity to assets                                              6.79%         6.71%        6.30%        7.05%        6.99%
   Average loans to deposits                                    90.40%        89.02%       83.58%       81.92%       83.29%
ASSET QUALITY


   Net loan and lease charge-offs (recoveries)              $     (72)    $      43    $     868    $     297    $      15
   Net loan and lease charge-offs (recoveries) to average
   loans(2)                                                     -0.05%         0.03%        0.73%        0.26%        0.01%
   Non-performing assets + 90 days past due                 $   3,039     $   2,575    $   2,397    $   3,375    $   3,296
   NPAs + 90 day past due/ Total assets                          0.38%         0.34%        0.31%        0.45%        0.45%
   Allowance for loan and lease losses/ Total loans              1.63%         1.55%        1.57%        1.62%        1.73%
   Allowance for loan and lease losses/NPA's + 90 days
   past due                                                       282%          316%         327%         221%         175%
END OF PERIOD BALANCES

   Total loans and leases, net of unearned fees             $ 527,552     $ 523,799    $ 499,837    $ 459,476    $ 438,846
   Total assets                                               792,005       753,125      762,015      753,891      736,173
   Total deposits                                             612,033       560,713      577,287      571,418      559,935
   Shareholders' equity                                        53,804        50,570       48,030       53,125       51,476
   Full-time equivalent employees                                 190           194          205          203          203
AVERAGE BALANCES

   Total loans and leases, net of unearned fees             $ 523,909     $ 506,404    $ 476,698    $ 455,832    $ 439,441

   Total earning assets                                       713,914       691,186      691,755      683,969      670,297

   Total assets                                               767,944       751,222      751,558      732,573      723,492

   Total deposits                                             579,549       568,862      570,353      556,453      527,626

   Shareholders' equity                                        52,361        49,593       50,793       52,163       51,853

(1)Restated for the 2.5% stock dividend in 2003
(2)Annualized for comparative purposes




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Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands except per share data)

                                                                   March 31,
                                                            2004             2003
                                                         ---------       ---------
                                                        (Unaudited)
ASSETS
   Cash and due from banks                               $  21,949       $  24,051
   Federal funds sold                                       48,300          21,650
                                                         ---------       ---------
      Total cash and cash equivalents                       45,701          70,249
   Interest bearing due from banks                           7,419          12,088
   Investment securities available for sale                144,328         195,631
   Investment securities held to maturity                    3,635           5,208
   Loans and leases, net of unearned fees                  527,552         438,846
   Allowance for loan and lease losses                      (8,574)         (7,599)
                                                         ---------       ---------
      Total loans and leases, net                          431,247         518,978

   Premises and equipment, net                               7,399           7,751
   Accrued interest receivable                               3,002           3,390
   Other real estate owned                                     825            --
   Bank-owned life insurance                                13,152          12,601
   Goodwill                                                 11,574          11,574
   Other assets                                             11,444          10,982
                                                         ---------       ---------
      Total assets                                       $ 792,005       $ 736,173
                                                         ---------       ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:

      Non-interest bearing                               $ 153,861       $ 142,519
      Interest bearing                                     458,172         417,416
                                                         ---------       ---------
         Total deposits                                    559,935         612,033
   FHLB advances                                            85,000          80,000
   Securities sold under agreement to repurchase             7,921          11,295
   Accrued interest payable and other liabilities            9,247           9,467
   Guaranteed preferred beneficial interests in the
     Corporation's subordinated debentures                  24,000          24,000
                                                         ---------       ---------
         Total liabilities                                 684,697          738,201
SHAREHOLDERS' EQUITY
   Common stock                                              3,577           3,514
   Additional paid-in-capital                               43,154          42,588
   Retained earnings                                         3,765           2,655
   Accumulated other comprehensive income                    3,308           2,719
                                                         ---------       ---------
      Total shareholders' equity                            53,804          51,476
      Total liabilities and shareholders' equity         $ 792,005       $ 736,173
                                                         ---------       ---------
Common Shares Outstanding                                    7,153           7,205
Book Value Per Share                                     $    7.52       $    7.14
Cash Dividends                                           $    0.11       $    0.10
Tangible BV per share                                    $    5.44       $    5.16
Tangible BV per share including LLR                      $    6.64       $    6.22




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Greater Community Bancorp
Consolidated Statements of Income
(dollars in thousands except per share data)
                                                         THREE MONTHS ENDED
                                                              March 31
                                                          2004        2003
                                                         ------      ------
INTEREST INCOME                                        (Unaudited)
   Loans and leases, including fees                      $8,367      $7,859
   Investment securities                                  1,486       1,826
   Federal funds sold and deposits with other banks         100         139
                                                         ------      ------
      Total interest income                               9,953       9,824

INTEREST EXPENSE

   Deposits                                               1,325       1,652
   Short term borrowings                                  1,150       1,113
   Long term borrowings                                     507         510
                                                         ------      ------
      Total interest expense                              2,982       3,275
                                                         ------      ------


      Net interest income                                 6,971       6,549

   Provision for loan and leases losses                     361         316
                                                         ------      ------
      Net interest income after provision for
     loan and lease losses                                6,610       6,233

NON INTEREST INCOME

  Service charges on accounts                               704         620
  Other commissions and fees                                225         154
  Fee income on mortgage loans sold                          11         138
  Gain on sale of investment securities                     289         289
  Gain on sale of leases                                      1           3
  Bank-owned life insurance                                 126         153
  Other income                                              204         243
                                                         ------      ------
      Total non interest income                           1,560       1,600


NON INTEREST EXPENSE

  Salaries and benefits                                   3,153       2,961
  Occupancy & equipment                                     889         862
  Regulatory and professional Fees                          506         565
  Computer services                                         142         109
  Office expenses                                           301         302
  Other expense                                             579         691
                                                         ------      ------
      Total non interest expense                          5,570       5,490
                                                         ------      ------


      Income before applicable income tax                 2,600       2,343
      Provision for income tax                              781         704
                                                         ------      ------

      Net income                                         $1,819      $1,639
                                                         ------      ------

   Basic income per share                                $ 0.26      $ 0.22
   Diluted income per share                              $ 0.25      $ 0.21
   Average shares outstanding *                           7,046       7,213
   Average diluted shares outstanding *                   7,397       7,664

* - Adjusted for 2.5% stock dividend paid on July 31,
2003